Exhibit 2

 BL-8040  Best-in-class CXCR4 antagonist for treatment of multiple oncology indications

# BL-8040 Highlights

- Platform Molecule:  Multiple cancer and hematological indications
  - Received Orphan Designation from FDA for AML & SCM
- Mode of Action: Inhibits CXCR4 (a cell surface protein)
  - CXCR4 overexpressed in >70% of tumors; correlates with severity; well validated
  - Increases sensitivity to anti-cancer agents by affecting tumor microenvironment
  - Significant clinical superiority in immune cell mobilization
  - Potential synergy with multiple immuno-oncology platforms
  - Induces cancer cell death (apoptosis)
  - Multiple clinical studies ongoing or in final planning stages
    - Including immunotherapy collaborations with Genentech and Merck for multiple cancer indications

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 BL-8040 MoA in Immuno-Oncology

# BL-8040 Potential in Cancer Immunotherapy

- Immunostimulant - BL-8040 is a powerful mobilizer of immune cells from the bone marrow and lymph nodes (T-cells, B-cells, immature Dendritic-cells and NK-cells)
- Potentiator - BL-8040 increases infiltration of immune cells into tumors (exhibiting a synergistic effect with anti PD1/PD-L1 immune checkpoint inhibitors)
- Microenvironment modifier - BL-8040 affects the tumor microenvironment by decreasing CXCR4-mediated migration of immune suppressor cells (i.e. MDSCs, Tregs)


CXCR4
Tumor
PD-L1/PD1
SDF1
Immunosuppressive cells
CD8+ CTL
Tregs
BL-8040
Tumor
BL-8040
PD1 or PD-L1 Ab.
PD1 Ab
PD-L1 Ab

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# BL-8040 is a powerful mobilizer of immune cells (clinical data)

## Blood levels



T cells
B cells
NK cells
Fold change from time 0
P8.3
P4.3
P5.3
P6.3
P7.3
P3.3
BL-8040
Placebo

- Healthy volunteers treated with BL-8040 or placebo (clinical trial BL-8040.02)
- Single administration of BL-8040 (1 mg/kg) triggered substantial increase in T-cells, B-cells , NK-cells and Dendritic-cells in the blood
- Long receptor occupancy results in prolonged effect (≥ 24 hours)

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   BL-8040 Increases T-Cell Infiltration into Tumors (mice model)  Model: Orthotropic syngeneic tumors in pancreas of C57BL/6 male mice Treatment with BL-8040 as single agent for 10 consecutive days  CD3 IHC  Treatment with BL-8040 induces accumulation of CD3+ T-cells in PDA tumors

# The immuno-suppressive role of CXCR4 in the tumor microenviroment

- CXCL12 expression is an independent predictor of poor survival
- CXCR4-CXCL12 axis is the key pathway mediating the attraction of immuno-suppressive cells (MDSCs, T-regs, pDCs) to the tumor microenvironment preventing local T-cell activation
  - CXCR4 inhibition selectively reduces intratumoral Tregs-cell infiltration
  - CXCR4 inhibition selectively inhibits the migration of MDSCs to the tumor



Ovarian epithelial carcinoma cells express functional SDF-1


25
20
15
10
5
0
ΔMFI
CXCR4
CCR2
CCR5
CCR6
CCR7
CXCR1

High CXCR4 expression in cancer–isolated MDSCs


% specific migration
20
40
60
80
(–)
CXCR4 inhibition

MDSCs migration is inhibited by CXCR4 blockade

Righi E. et al., *Cancer Res* 2011; Zou W et al., *Nature Medicine*, 2001; Obermajer et al., *Cancer Res*, 2011

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 BL-8040 Clinical Development Program

 BL-8040 Clinical Development Program   Pre-Clinical  Phase I  Phase II  Phase III  INDICATION  PROTOCOL  BL-8040.07  SCM as Single Agent (Allogeneic)  AML Consolidation  ACUTE MYELOID LEUKEMIA (AML)  STEM CELL MOBILIZATION  Immunotherapy Combination   Pancreatic (Pembrolizumab)  COMBAT  AML Maintenance (Atezolizumab)  BLAST  BATTLE  MORPHEUS  Pancreatic (Atezolizumab)  MORPHEUS  Gastric (Atezolizumab)  MORPHEUS  NSCLC (Atezolizumab)              ONGOING  PLANNED  Planned to initiate H1/2017  Planned to initiate Q3/2016  Planned to initiate H1/2017  Planned to initiate H1/2017  Planned to initiate H2/2017

# AML – Background and Direction

- Company conducted successful proof-of-concept phase 2a study in relapsed/refractory AML
  - 38% composite remission rate versus 20% historical benchmark
  - Showed longer than expected durability of remissions
  - Excellent safety and tolerability
  - Showed direct triple anti-leukemic activity: robust mobilization, induction of apoptosis and terminal differentiation of AML cells
- Results support accelerated development in AML space
  - BL-8040's high response rate indicates selective effect on chemotherapy resistant cells
  - BL-8040 showed direct anti-leukemic activity and bone marrow clearance by mediated robust mobilization suggesting potential elimination of minimal residual disease
  - Results encourage accelerated development of two specific AML treatment lines: (i) consolidation and (ii) maintenance

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# AML – Clinical Development Status

- Consolidation AML phase 2b study ongoing
  - 194 patients, double-blind, placebo controlled at ~25 sites in Germany
  - Enrollment ongoing
  - Interim results expected in 2018
- Maintenance AML phase 1b study (in collaboration with Genentech)
  - Combination study with Atezolizumab as maintenance therapy for high-risk elderly AML patients following induction treatment
  - Up to 60 patients, open label study at multiple leading sites in the US
  - In late planning stages, expected to commence in first half of 2017

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   Phase IIb - Consolidation Treatment for AML Patients  A Phase II, double- blind, placebo controlled, randomized, multicenter study to assess the efficacy of BL-8040 in AML patients in first complete remissionStudy DesignDouble blind, placebo controlled, repeated administrations, multiple treatment cycles. TreatmentTwo or three cycles (age based) of consolidation with high-dose Ara-C together with either BL-8040 or Placebo. Ara-C 1 g/m2 per dose for patients older than 60 years and 3 g/m2 for patients younger than 60 years. Ara-C is administered IV twice a day (10 am and 10 pm) over 3 hours on day 1, 3 and 5. Placebo or BL-8040 is administered SC at 8 a.m. on days 1, 2, 3, 4 and 5 of each consolidation cycle. EndpointsTo compare the Relapse Free Survival (RFS) 3, 6, 9, 12 and 18 months after randomizationTo assess the toxicity, safety and tolerability of BL-8040 in combination with high-dose Ara-CTo assess MRD (by FACS/PCR) at time of enrollment and during the follow up period (3, 6, 9, 12 and 18 months)To assess overall survival (OS) as an open label extension  SCREENING  TREATMENT PERIOD  FOLLOW-UP  AGE <60  BM Biopsy                  Cycle 1  Cycle 2  Cycle 3  Day  1  2  3  4  5  28    1  2  3  4  5  28    1  2  3  4  5  28    EOT  6M  9M  12M  18M  BL-8040                                Ara-C

# Phase Ib - Combination with Immunotherapy as Maintenance Treatment for AML Patients



A Phase Ib, Multicenter, Single Arm, Open-label study, to Evaluate the Safety and Efficacy of BL-8040 and Atezolizumab combination for maintenance treatment in AML elderly High Risk patients

- Study Design
  - Open label, repeated administrations, multiple treatment cycles. High risk AML patients unfit/not planned for transplant; Maintenance after consolidation for patients in CR1
- Treatment
  - BL-8040 is administered SC on days 1-3 of each 21-day cycle
  - Atezolizumab is administered IV on day 2 of each 21-day cycle
- Endpoints
  - To assess Relapse Free survival assessed from the day of CR1 until relapse
  - To assess the toxicity, safety and tolerability of BL-8040 in combination with Atezolizumab
  - To assess MRD (by FACS) at time of enrollment and on treatment
  - To assess overall survival (OS)



Cycle 1
Cycle 2
SCREENING
BL-8040 + ATEZOLIZUMAB
REPEATED CYCLES UNTIL PROGRESSION
1
21
1
21
BL-8040
Atezolizumab
Bone marrow Aspiration
Bone marrow Aspiration will be done at Baseline, Month 1, 2, 3, 6, 9,12 and then every 6 months till discontinuation

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# Immunotherapy Collaboration with Genentech

- Several phase 1b studies to investigate combination of BL-8040 with Genentech's Tecentriq™, (anti-PDL1 immune checkpoint inhibitor) in multiple cancer indications
  - Genentech to sponsor and conduct several phase 1b studies in multiple solid cancer indications (gastric, NSCLC, pancreatic)
  - BioLineRx to sponsor and conduct phase 1b study in (maintenance) AML
  - Open-label, multicenter, repeated administrations studies
- Study endpoints
  - Clinical response, safety and tolerability
  - Multiple pharmacodynamic parameters
- Studies are expected to commence H1 2017


Tecentriq™
(atezolizumab)
Injection
1200 mg/20 mL
(60 mg/mL)
For Intravenous Infusion After Dilution
Single-Dose Vial
Discard Unused Portion
No preservative.
Attention Pharmacist: Dispense the accompanying Medication Guide to each patient.
1 vial
Genentech

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# Phase Ib - Combination with Tecentriq for Solid tumors

## A basket phase Ib, multicenter, open-label study to Assess the Safety and Efficacy of BL-8040 in Combination with Atezolizumab in Patients with NSCLC, Gastric and Pancreatic Cancer

- Study Design
  - Open label, repeated administrations, multiple treatment cycles until progression
- Treatment
  - Daily SC BL-8040 injection as monotherapy for five consecutive days
  - Combination part - On day 8 start combination therapy consisting of SC BL-8040 TIW and IV of Atezolizumab E3W
  - The combination therapy will continue for up to two years, or until progression, clinical deterioration or early termination, whichever comes first
- Endpoints
  - To assess Objective Response Rate (ORR) according to RECIST 1.1 criteria.
  - Progression-free and Overall survival
  - Safety and tolerability of the combination
  - Multiple pharmacodynamic parameters



Cycle 1
Cycle 2
SCREENING
BL-8040
MONOTHERAPY
BL-8040 + ATEZOLIZUMAB
REPEATED CYCLES
UNTIL PROGRESSION
1
5
8
29
1
21
BL-8040
Atezolizumab

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# Immunotherapy Collaboration with Merck

- Phase 2a study to examine combination of BL-8040 with Merck's Keytruda® (anti-PD1 immune checkpoint inhibitor) in pancreatic cancer
  - Up to 30 patients with metastatic pancreatic adenocarcinoma
  - Open-label, multicenter, single-arm trial
  - Sites in the US, Israel and South Korea
- Study endpoints
  - Clinical response, safety and tolerability
  - Multiple pharmacodynamic parameters, including ability to improve infiltration of T cells into tumor and their reactivity.
- Study will commence by end Q3 2016
  - All regulatory submissions were completed
  - Partial results expected H2 2017
  - Top-line results expected H2 2018


MSD
KEYTRUDA® 50 mg
powder for concentrate for solution for infusion
pembrolizumab
Intravenous use.
For single use only.
Read the package leaflet before use.
1 vial
KEYTRUDA® 50 mg
pembrolizumab

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# Phase IIa - Combination with Keytruda for PDAC

- A phase IIa, multicenter, open-label study to Assess the Safety and Efficacy of BL-8040 in Combination with Pembrolizumab in Patients with Advanced Pancreatic Cancer
- Study Design
  - Open label, repeated administrations, multiple treatment cycles until progression
- Treatment
  - Daily SC BL-8040 injection as monotherapy for five consecutive days
  - Combination part - On day 8 start combination therapy consisting of SC BL-8040 TIW and IV of Pembrolizumab E3W
  - The combination therapy will continue for up to two years, or until progression, clinical deterioration or early termination, whichever comes first
- Endpoints
  - To assess Objective Response Rate (ORR) according to RECIST 1.1 criteria.
  - Progression-free and Overall survival
  - Safety and tolerability of the combination
  - Multiple pharmacodynamics parameters


Cycle 1
Cycle 2
SCREENING
BL-8040 MONOTHERAPY
BL-8040 + PEMBROLIZUMAB
REPEATED 21 DAY CYCLES UNTIL PROGRESSION
1 5 1 21 1 21
BL-8040
Pembrolizumab
1 5 1 21 1 21
Biopsy
(1-15 pt)
(16-30 pt)
Imaging

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 BL-8040 Development and Commercialization Strategy in SCM

# Stem Cell Mobilization for Transplantation

- G-CSF is current standard for stem cell mobilization
  - 4-6 daily injections of G-CSF, plus 1-4 apheresis sessions required
  - G-CSF is associated with bone pain and other side effects
  - G-CSF is not approved for allogeneic transplantation
    - No agents are approved for allogeneic transplantation
- Phase 1 results support BL-8040 as single agent one day collection regimen
- Type B meeting with the FDA held in October 2015
- Phase 2 study allogeneic transplantation ongoing
  - Collaboration with Washington University School of Medicine, Division of Hematology and Oncology
  - Partial results by end of 2016; topline results by end of 2017



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# BL-8040 Long Term Clinical Development Plan

- Development of BL-8040 for SCM for allogeneic stem cell transplantation
- The overall goal is to demonstrate that BL-8040 produces a similar quality of allograft as that produced by G-CSF
- Studies will likely demonstrate advantages:
  - Shorter duration of treatment prior to leukapheresis – single BL-8040 injection versus 4-5 injections of G-CSF with or without off label treatment with Plerixafor.
  - Reduction in the number of leukapheresis collections in order to obtain an adequate amount of cells for bone marrow transplant.
  - Overall donor treatment duration of 1-2 days.
- Development plan toward registration:
  - Single pivotal study
  - Total of 370 treated volunteers
  - Long-term follow up of healthy donors could be done in a post marketing setting
  - Company considers taking all the way toward commercialization, either with a partner or by itself

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# BL-8040 Long Term Clinical Development Strategy



| | | 2016 | 2017 | 2018 | 2019 | 2020 | 2021 | 2022 |
|---|---|---|---|---|---|---|---|---|
| SCM Allogeneic | | | Ongoing Ph2a | Long term follow up | | Drug registration (NDA) | | Commercialization |
| | | | Prep for Ph3 | | Phase 3 | | | |
| AML Consolidation | | | | Ongoing Ph2b BLAST study | | | | Drug registration (NDA) |
| | | | Prep for Ph3 | | Potential Ph3 conducted by BioLineRx and/or partner | | | |
| Immuno-Oncology | MSD | | Ph2a PDAC COMBAT study | | | Out licensing deal and/or Ph3 conducted by partner | | |
| | | | Ph2a PDAC MDACC study | | | | | |
| | GENE | | | Ph2a AML BATTLE study | | | Out licensing deal and/or Ph3 conducted by partner | |
| | | | | Ph2a solid tumors MORPHEUS study | | | | |

1. Phase 3 ready position
2. Initial input from open label immuno-oncology studies
3. AML consolidation interim results during 2018

1. Late stage SCM Phase 3 – NDA for SCM
2. Final data from immuno-oncology studies
3. Advanced stage of development for AML consolidation

Multiple value generating events in coming months with strong potential for partnership deal early in 2018

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# BL-8040 Summary

- BL-8040 is platform for multiple solid and liquid oncology indications
  - Focus on immunotherapy, AML and allogeneic stem-cell transplantation
- BL-8040 has demonstrated efficacy in several clinical studies
- BL-8040's MoA has been clinically validated
- CXCR4 is a validated target
- Collaborations with leading global pharma companies provide significant additional validation of program potential

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Thank  You